UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 23, 2022

Oyster Point Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39112	81-1030955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
202 Carnegie Center, Suite 109
Princeton, New Jersey 08540
(Address, including zip code, of Registrant’s principal executive offices)
(609) 382-9032
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	OYST	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.05 Costs Associated with Exit or Disposal Activities

On June 28, 2022, Oyster Point Pharma, Inc. (the “Company”) announced a reduction in force (the “Reduction”). The purpose of the Reduction, which was approved by the Board of Directors of the Company (the “Board”) on June 28, 2022, is intended to better align the Company’s workforce with the current needs of its business, including maximizing the commercial potential of TYRVAYA® (varenicline solution) Nasal Spray, and creating value for the Company’s stakeholders. As a result of the Reduction, the Company estimates that it will reduce operating expenses by approximately $6-8 million in the second half of 2022, net of severance costs, and reduce operating expenses by approximately $40-48 million in 2023. The reduction in operating expenses is expected to be primarily driven by lower non-employee-related general and administrative and research and development expenses, and to a lesser extent, by the reduction of up to approximately 50 roles across the organization. These estimates are subject to a number of assumptions, and actual results may differ.

Cautionary Statement Regarding Forward-Looking Statements

Certain Statements in this Current Report on Form 8-K contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements regarding the future of the Company’s business, the Company’s future plans and strategies, future financial condition, statements regarding potential cost-savings from its restructuring and expected reductions of operating expenses and its expectations that the cost savings from the restructuring. All forward-looking statements contained in this Current Report on Form 8-K are based on current expectations and assumptions of the Company, and are subject to a number of risks, uncertainties and assumptions, including, among other things: the Company’s plans and potential for success relating to commercializing TYRVAYA; the beneficial characteristics, safety, efficacy and therapeutic effects of TYRVAYA and the Company’s preclinical and clinical product candidates; the Company’s plans relating to the further development and manufacturing of TYRVAYA and its preclinical and clinical candidates, including potential additional indications or disease areas to be evaluated and pursued; the timing of initiation of the Company’s future preclinical studies or clinical trials; the uncertainties inherent in pharmaceutical research and development, including the likelihood of positive preclinical study results, and the likelihood of clinical trials demonstrating the safety and efficacy of the Company’s product or product candidates; the timing or likelihood of regulatory filings and approvals of TYRVAYA and our clinical and preclinical candidates, including in potential additional indications for TYRVAYA and potential filings in additional jurisdictions; the prevalence of dry eye disease and Neurotrophic Keratopathy (NK) and the size of the market opportunities for the Company’s product candidates; the expected potential benefits of strategic collaborations with third parties and the Company’s ability to attract collaborators with development, regulatory and commercialization expertise; existing regulations and regulatory developments in the United States and other jurisdictions; the Company’s plans and ability to obtain or protect intellectual property rights throughout the world, including extensions of existing patent terms where available; the Company’s continued reliance on third parties to conduct additional preclinical studies and clinical trials of its product candidates, and for the manufacture of its product and product candidates; economic factors, such as interest rate and currency exchange rate fluctuations; manufacturing difficulties or delays, internally or within the supply chain; product efficacy or safety concerns resulting in product recalls or regulatory action; financial instability of international economies and legal systems and sovereign risk; risks related to the impact of the COVID-19 global pandemic, such as the scope and duration of the outbreak, government actions and restrictive measures implemented in response, material delays and cancellations of medical procedures, supply chain disruptions and other impacts to the business, or on the Company’s ability to execute business continuity plans, as a result of the COVID-19 pandemic; the Company’s ability to recruit and retain key personnel needed to develop and commercialize its product and product candidates, and to grow the Company; the accuracy of the Company’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing; the Company’s financial performance; market conditions; the sufficiency of the Company’s existing capital resources to fund its future operating expenses and capital expenditure requirements; and the Company’s expectations regarding the period during which it will qualify as an emerging growth company under the JOBS Act. A further list and descriptions of these risks, uncertainties and other factors can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including in the sections captioned “Special Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and in the Company’s subsequent Quarterly Reports on Form 10-Q and other filings that it makes with the Securities and Exchange Commission from time to time. Copies of these filings are available online at www.oysterpointrx.com. Any forward-looking statement made in this Current Report on Form 8-K speaks only as of the date of this release. The Company does not undertake to update any forward-looking statement as a result of new information or future events or developments, except as required by law. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Chief Commercial Officer

On June 23, 2022, John Snisarenko, the Company’s Chief Commercial Officer, and the Company mutually agreed that Mr. Snisarenko would cease his employment with the Company, effective July 1, 2022 (the “Separation Date”). Mr.

Snisarenko’s departure is not the result of any disagreement with the Company with respect to any matter relating to the Company’s operations, policies or practices.

Pursuant to an executive separation and release agreement (the “Separation Agreement”) expected to be entered into between the Company and Mr. Snisarenko following the Separation Date, Mr. Snisarenko is expected to be eligible to receive severance benefits consistent with those set forth in Mr. Snisarenko’s employment agreement, dated as of August 2, 2019, a copy of which was filed as Exhibit 10.7 to the Company’s Form S-1, filed on October 4, 2019, which is incorporated herein by reference. The Separation Agreement is also expected to include a customary release of claims by Mr. Snisarenko in favor of the Company. The Separation Agreement will supersede and replace all other severance arrangements between Mr. Snisarenko and the Company.

Appointment of Chief Business Officer

On June 28, 2022, the Company appointed Daniel Lochner, the Company’s Chief Financial Officer (“CFO”), to serve as the Company’s CFO and Chief Business Officer. Mr. Lochner, age 40, has served as the Company’s CFO since July 2019. Previously, Mr. Lochner was a Managing Director within the Investment Management Division of Goldman Sachs where he served as a lead equity portfolio manager and healthcare investor for various fund strategies. Mr. Lochner joined the Investment Management Division of Goldman Sachs in 2005 as an equity investor, a position he maintained during his tenure at the firm. Mr. Lochner received a B.A. in Economics from the University of Richmond and an Executive M.B.A. from Columbia University. The Company believes that Mr. Lochner is qualified to serve as the Company’s CFO and Chief Business Officer because of his financial and accounting expertise and his experience in the healthcare industry. There is no arrangement or understanding between Mr. Lochner and any other person pursuant to which he was selected as the Chief Business Officer. There are no related party transactions between the Company and Mr. Lochner that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On June 28, 2022, the Company issued a press release related to the Reduction, Mr. Snisarenko’s retirement from the Company, Mr. Lochner’s promotion and other matters. The full text of the Company’s press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated June 28, 2022.
101	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OYSTER POINT PHARMA, INC.

Date: June 28, 2022	By:	/s/ Jeffrey Nau
Jeffrey Nau, Ph.D., M.M.S.
President, Chief Executive Officer and Director